As filed with the Securities and Exchange Commission on June 12, 2006

Registration No. 333-74848

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DURATEK, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2427618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10100 Old Columbia Road
Columbia, Maryland 21046
(410) 312-5100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Duratek, Inc. 2001 Employee Stock Purchase Plan

R Steve Creamer
President and Chief Executive Officer
Duratek, Inc.
10100 Old Columbia Road
Columbia, Maryland 21046
(410) 312-5100
(name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Henry D. Kahn
Hogan & Hartson L.L.P.
111 S. Calvert Street, Suite 1600
Baltimore, Maryland  21202
(410) 659-2780

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-74848) filed with the Securities and Exchange Commission on December 10, 2001 (the “Registration Statement”), by Duratek Inc., a Delaware Corporation (“Duratek”), relating to 1,000,000 shares of common stock reserved for issuance under the Duratek, Inc. 2001 Employee Stock Purchase Plan (the “Plan”).

On  June 7, 2006, pursuant to the Agreement and Plan of Merger, dated as of February 6, 2006, among EnergySolutions LLC (“EnergySolutions”), Dragon Merger Corporation (“Merger Sub”) and Duratek, Merger Sub was merged with and into Duratek, and Duratek was the surviving corporation. Duratek is now a wholly owned subsidiary of EnergySolutions. In connection with the Merger, the options exercisable for Duratek common stock outstanding under the Plan were terminated.

All securities previously registered under the Registration Statement that remain unsold are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on June 12, 2006.

DURATEK, INC.

By:	/s/ R Steve Creamer
R Steve Creamer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: June 12, 2006	/s/ R Steve Creamer
R Steve Creamer President, Chief Executive Officer, and Director (Principal Executive Officer)

Date: June 12, 2006	/s/ Jean I. Everest II
Jean I. Everest II Vice President, Treasurer, and Chief Financial Officer (Principal Financial Officer)

Date: June 12, 2006	/s/ William M. Bambarger, Jr.
William M. Bambarger, Jr. Controller (Principal Accounting Officer)

Date: June 12, 2006	/s/ Jordan W. Clements
Jordan W. Clements Director

Date: June 12, 2006	/s/ Andrew S. Weinberg
Andrew S. Weinberg Director

Date: June 12, 2006	/s/ Lance L. Hirt
Lance L. Hirt Director

Date: June 12, 2006	/s/ Alan E. Goldberg
Alan E. Goldberg Director

Date: June 12, 2006	/s/ Robert D. Lindsay
Robert D. Lindsay Director